Exhibit 10.17
DAVIES CONSULTING AGREEMENT
CONSULTING SERVICES AGREEMENT
AGREEMENT made as of the first day of December, 2005, between Intellect Neurosciences Inc., a company incorporated in the State of Delaware (the “Company”), and Professor Kelvin Davies, Ph.D. (the “Consultant”).
WHEREAS the Company wishes to retain the Consultant as an independent contractor to perform the services described herein, and the Consultant wishes to be retained as such.
NOW, THEREFORE, IT IS HEREBY AGREED as follows:
1.	The Services
1.1.	Company hereby retains the Consultant to perform the services specified in Exhibit I attached hereto (the “Services”). The Services shall be provided personally by the Consultant. No other person shall perform the Services on behalf of the Consultant without Company’s prior consent in writing.
2.	Fees
2.1.	Company agrees to pay the Consultant a monthly retainer of $2000 (Two Thousand Dollars).

2.2.	Company shall reimburse Consultant for reasonable and customary Business Class travel expenses actually incurred in providing the Services, provided such expenses are properly documented and Consultant obtains Company’s consent for such expenses prior to Consultant incurring the same.

2.3	Consultant shall be granted options to purchase up to 100,000 shares of Common Stock, par value $0.001 of the Company, as set forth in the Option Agreement attached hereto as Exhibit II. The Exercise price per share for the shares covered by the said options shall be $0.001 cents. Notwithstanding the provisions of such plan, the Options shall vest with the Consultant as follows 4166 of the options shall be vested on the first day of each month of employment Twenty Four Months (24) of the date of this agreement, provided the Consultant is still employed by the Company. The Consultant and the Company, will execute an Option Agreement in the form annexed to the Agreement. All tax liability arising from the options granted to the Consultant shall be paid by the Consultant.
3.	Term and Termination.
3.1 The term of this Agreement shall be effective as of December 1, 2005 and shall continue in full force and effect until terminated pursuant to the terms hereof

DAVIES CONSULTING AGREEMENT
unless terminated earlier at the option of either party upon 90 days prior written notice.
4.	Independent Contractor Status
Consultant represents and warrants to Company as follows:
4.1.1. Consultant is an independent contractor and not an agent or employee of Company and will not hold himself out as such for any purpose whatsoever including, without limitation, local, state or federal tax purposes.
4.1.2. Consultant is not entitled to treatment as an employee of Company.
4.1.3. Consultant shall be liable for all taxes and withholdings of any nature whatsoever applicable to the payment of fees to the Consultant hereunder.
Consultant agrees that he does not have any authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate Company in any manner whatsoever except as specifically authorized by Company in writing to enable Consultant to perform the Services.
5.	Intellectual Property/Ownership
5.1 Consultant shall promptly make a complete written disclosure to Company of each invention, technique, device, discovery or procedure, whether patentable or not (hereinafter referred to as a “Disclosed Subject”), conceived or first actually reduced to practice, solely or jointly by Consultant and/or Company, as a result of performance of the Services. As to each Disclosed Subject, Consultant shall specifically point out the features or concepts that Consultant believes to be new or different.
5.2 All Disclosed Subjects, materials prepared for Company or developed as a result of the Services performed by Consultant pursuant to this Agreement (collectively the “Materials”) shall be deemed to be works made for hire and in the course of the Services rendered and shall belong exclusively to Company, with Company having the sole right to obtain, hold and renew in its own name, all patents, copyrights or other appropriate protection. Consultant shall give Company and/or any Company designee all reasonable assistance and shall execute all documents necessary to assist and/or enable Company to perfect, preserve, register and/or record its rights in any Materials. Consultant shall promptly upon request by the Company or upon the termination, cancellation or expiration of this Agreement turn over to Company all Materials together with any Company documents or other items furnished to the Consultant during the performance of the Services and all copies thereof.
5.3 Nothing herein shall be construed to restrict, impair or deprive Consultant of any of his rights or proprietary interest in any techniques, inventions, devices,

DAVIES CONSULTING AGREEMENT
discoveries, procedures or products that existed prior to and independent of the performance of services or provision of materials under this Agreement.
6.	Confidential Information/Trade Secrets
6.1 During the course of the performance of the Services, Consultant will have access to, have disclosed to him, or otherwise obtain information which Consultant knows or reasonably should know is of a confidential and/or proprietary nature to Company including, but not limited to, information concerning Company trade secrets, customer relationship, activities, plans, finances, operations, methods, inventions, techniques, procedures, research and/or other information relating to the past, present or future business activities of Company, (collectively the “Confidential Information”). Consultant shall use such Confidential Information solely in performance of the Services under this Agreement. Consultant shall regard and preserve all such Confidential Information in trust and confidence for Company and agrees not to disclose such Confidential Information in any manner to any person, firm or enterprise, or use such Confidential Information for his own benefit or the benefit of any other party without obtaining company’s prior written consent. Information shall not be deemed confidential to the extent, but only to the extent, that such information is: (i) already known free of any restriction at the time it is obtained; (ii) subsequently learned from an independent third party free of any restriction; or (iii) available publicly.
6.2 Consultant acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions of this Section 6, Company will have no adequate remedy in damages and, accordingly, shall be entitled to an injunction against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.
7.	Assignment
7.2 Consultant shall not assign this Agreement or otherwise transfer, subcontract or delegate any of his rights and/or obligations hereunder without Company’s prior written consent and any attempt to do so will be void.
8.	Notices
8.1 Any notice or other communication required or which may be given hereunder will be in writing and either delivered personally or mailed, by certified or registered mail, postage prepaid, or sent via facsimile, to a facsimile number designated by each party with receipt thereof confirmed electronically, or if mailed, 5 days after the time of mailing, as follows:

DAVIES CONSULTING AGREEMENT

If to Company:	Dr. Daniel Chain, Ph.D.
Intellect Neurosciences Inc
7 West 18th Street, 9th Floor New York, NY 10019
If to Consultant:
Either party may change the person and address to which notices or other communications are to be sent to it or him by giving written notice of any such change in the manner provided herein for giving notice.
9. Governing Law
2.3.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
10. Warranties
10.1	Consultant warrants that:
10.1.2 he has the authority and the right to enter into this Agreement and to perform the Services hereunder, and that his obligations hereunder are not in conflict with any other Consultant or employment obligations;
10.2.1 the performance of any Services by Consultant does not and will not infringe upon or violate the rights of any third party and, subject to Section 5, Company shall receive free and clear title to all Materials; and
10.3.1 subject to section 5, Company shall have the right to use for its own purposes, any Materials and information provided to or otherwise obtained by Company as a result of this Agreement, without restriction, liability or obligation.
11. General
11.1 No amendments or modifications shall be binding upon either party unless made in writing and signed by both parties.
11.2 This Agreement, together with the attached Exhibits, which are incorporated herein by this reference, constitute the entire agreement between the parties and supersedes all previous agreements, promises, proposals,

DAVIES CONSULTING AGREEMENT
representations, understandings, and negotiations, whether written or oral, between the parties respecting the subject matter hereof.
11.3 In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by the provision which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision.
11.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.
11.5 The section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

Intellect Neurosciences, Inc.

By: Name:	/s/ Daniel Chain Daniel Chain
Title:	Chairman & CEO

By: Name:	/s/ Kelvin Davies Kelvin Davies